                                                                 Exhibit 10.3


                                FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into as of August 2, 1996 by and between AHI HEALTHCARE SYSTEMS, INC., a Delaware corporation (the "Company") and H.R. Brereton Barlow (the "Employee").

                                    RECITALS

         A. The Company desires to encourage the continuity of its management and secure for its benefit the skills of individuals who provide unique value to its operations;

         B. The Company recognizes that Employee possesses certain skills and expertise which give him peculiar value to the Company, the loss of which cannot be reasonably or adequately replaced;

         C. As a result of the foregoing, the Company and the Employee entered into an Employment Agreement as of June 24, 1995 (the "Employment Agreement").

         D. In recognition of the need to further reward the Employee and retain his skills for the benefit of the Company, the Company now desires to amend the Employment Agreement as set forth hereinbelow.

         In consideration of the promises set forth herein and other good and valuable consideration, receipt whereof is hereby acknowledged by the parties hereto, the parties agree as follows:

         1. In the event that during the term of the Employment Agreement there occurs a Change of Control as defined in Article 1.6 of the Employment Agreement, the Company agrees that in addition to those payments Employee shall be entitled to receive pursuant to such Article 1.6 or otherwise under the Employment Agreement, Employee shall receive a sum equal to $80,000 times the sum of each $1.00 per share of consideration received by the sellers/transferors of the controlling interest in the Company in excess of $6.00 per share (the "Selling Bonus"); provided, however, Employee shall not be entitled to the Selling Bonus if he is terminated or voluntarily terminates, in each case as described in the Employment Agreement, prior to consummation of such sale or transfer.

         2. Notwithstanding the foregoing, or any other provision of this Amendment, in no event shall the total amount payable to Employee pursuant to paragraph 1, hereunder, include any amount that reasonably could be characterized as an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code (or such successor provisions thereto as may be applicable) if such would not be allowed as a deduction to the Company by reason of Section 280G or the regulations promulgated thereunder.

         3. Further, notwithstanding anything contained in this Amendment, the payment of the Selling Bonus to the Employee shall be subject to and conditioned upon all of the terms and conditions of Article 1.6 of the Employment Agreement.

         4. The validity, interpretation and construction of this Amendment and all other matters related to this Amendment shall be interpreted and governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first above written, by their duly authorized representative.



                                     COMPANY

                                     AHI Healthcare Systems, Inc.,
                                     a Delaware corporation

                                     By: /s/ Leonardo A. Bereazovsky
                                         --------------------------------

                                     Title: Chairman and Chief Executive Officer
                                            ------------------------------------

                                     EMPLOYEE

                                     /s/ H.R. BRERETON BARLOW
                                     -----------------------------------
                                     H.R. Brereton Barlow






                                        2